UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 28, 2007 (November 27, 2007)
CHINA PUBLIC SECURITY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Florida	333-132119	59-1944687
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification Number)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events

On June 13, 2007, the board of directors of China Public Security Technology, Inc. (the "Company") adopted its 2007 Equity Incentive Plan (the "2007 Plan"), which provides for grants of stock options, stock appreciation rights, performance units, restricted stock, restricted stock units and performance shares. Thereafter, on June 27, 2007, the Company filed a Registration Statement on Form S-8 registering the shares issuable under the 2007 Plan.

On November 27, 2007, the Company granted an aggregate of 50,000 shares of restricted stock under the 2007 Plan to Jiang Huai Lin, the Company’s Chairman, President and Chief Executive Officer and Zhi Xiong Huang, the Company’s Director and Chief Operating Officer, pursuant to Restricted Stock Grant Agreements between the Company and each of Messrs. Lin and Huang. The Company’s form of Restricted Stock Grant Agreement is attached as Exhibit 10.1 to this Current Report.

The amount of the equity awards are as follows:

Name of Participant	Title of Participant	Total No. of Shares

Jiang Huai Lin	President, Chief Executive Officer, and Chairman of the Board	30,000
Zhi Xiong Huang	Chief Operating Officer and Director	20,000
	Total	50,000

The terms and conditions of the restricted stock awards are materially consistent with the previously disclosed terms of the 2007 Plan. All of the terms of the 2007 Plan, including those discussed in this Current Report, are qualified by reference to the provisions of the 2007 Plan, attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on June 13, 2007.

Item 9.01

Financial Statement and Exhibits.

(d)

Exhibits
Number	Description

10.1	Form of Restricted Stock Grant Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA PUBLIC SECURITY TECHNOLOGY, INC.

Dated: November 28, 2007	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Form of Restricted Stock Grant Agreement